As filed with the Securities and Exchange Commission on April 26, 2016

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ACTIVE POWER, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2961657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
 2128 W. Braker Lane, BK 12
Austin, Texas  78758
(512) 836-6464
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott J. Depta
General Counsel and Secretary
Active Power, Inc.
2128 W. Braker Lane, BK 12
Austin, Texas  78758
(512) 836-6464
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Milam F. Newby
Vinson & Elkins L.L.P.
2801 Via Fortuna, Suite 100
Austin, TX 78746-7568
(512) 542-8400

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                                                  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.                                                      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering Price per unit (1)(2)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee (3)
Common Stock, $0.001 par value per share
Preferred Stock, $0.001 par value per share	—	—	—	—
Depositary Shares	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total	$38,500,000	—	$38,500,000	$3,876.95

(1)
The securities registered hereunder include such indeterminate number of shares of common stock, preferred stock or depositary shares, number of warrants and units to be sold at indeterminate prices, which in no event will exceed, in the aggregate, $38,500,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”), the securities registered also include an indeterminate number of shares of common stock, preferred stock or depositary shares, number of warrants and units as may be issued upon conversion or exchange of any preferred stock or warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or issued to pursuant to antidilution provisions of any such securities. The securities registered also include, pursuant to Rule 416 under the Securities Act, such additional number of shares of common stock that may become issuable as a result of any stock split, stock dividends or similar event. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act.  Pursuant to Rule 457(p) under the Securities Act, the registrant has fully offset the $3,876.95 registration fee due herewith with the remaining $5,251.20 of the registration fee previously paid in connection with the registrant’s Registration Statement on Form S-3 (File No. 333-188242) with an effective date of June 26, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 26, 2016

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

 Active Power, Inc.
$38,500,000

Common Stock
Preferred Stock
Depositary Shares
Warrants
Units
Active Power, Inc., a Delaware corporation (“Active Power”), may offer and sell from time to time, in one or more series or issuances and on terms that Active Power will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $38,500,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 12 of this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “ACPW.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

As of April 12, 2016, the aggregate market value of our common equity held by non-affiliates was approximately $19.4 million based on the closing price of our common stock of $1.05 per share and the number of outstanding shares held by non-affiliates of 18,498,033. For purposes of the foregoing, the number of shares held by non-affiliates excludes all shares held by our executive officers and directors and any holder of 10% or more of our outstanding common equity. We have not offered and sold any securities in a primary offering pursuant to Instruction I.B.6 of the general instructions to Form S-3 during the period of 12 calendar months immediately prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $38,500,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement or any related free writing prospectus may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or any related free writing prospectus.

The prospectus supplement and any related free writing prospectus to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or related free writing prospectus relating to a particular offering.  No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.  This prospectus does not contain all of the information included in the registration statement.  For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision.  Please read “Where You Can Find More Information” and “Information Incorporated by Reference” below. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable.  You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference.  This summary does not contain all of the information you should consider in making your investment decision.  You should carefully read this entire prospectus and any applicable prospectus supplement and related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.

Active Power, Inc.
Overview

Active Power designs, manufactures, sells, and services flywheel-based uninterruptible power supply, or UPS, products that use kinetic energy to provide short-term power as a cleaner alternative to electro-chemical battery-based energy storage. We also design, manufacture, sell, and service modular infrastructure solutions, or MIS, that integrate critical power and information technology, or IT, components into a pre-packaged, purpose built enclosure that may include our UPS products as a component. Our products and solutions are based on our patented flywheel and power electronics technology and are designed to ensure continuity for data centers, health care facilities, industrial and manufacturing operations, and other mission critical facilities in the event of power disturbances.

Our UPS products and solutions are designed to deliver continuous conditioned power during short-term power disturbances and outages, such as voltage sags and surges, and to provide ride-through power in the event of a utility failure, supporting operations until utility power is restored or a longer term alternative power source, such as a diesel generator, is started. We believe our products offer an advantage over those of our competitors in the areas of total cost of ownership, system reliability, and sustainability. We have sold our flywheel-based UPS products which we call CleanSource® UPS since 1999. As of December 31, 2015, we have shipped more than 4,500 flywheels in UPS systems, delivering more than 1,000 megawatts of power to customers in more than 50 countries around the world, and providing more than 200 million runtime hours of operation.

In addition to selling stand-alone UPS products, our MIS products integrate critical power and IT components into a pre-packaged, purpose built enclosure that can be deployed by customers indoors or outdoors. These solutions can provide the customer benefits of our UPS systems along with the advantages of lower capital expense, speed to deployment, and system management controls as compared to a conventional brick-and-mortar building. To date, we have deployed more than 200 infrastructure modules worldwide, which include both CleanSource PowerHouse and our modular IT solutions.

Our CleanSource PowerHouse® is a complete stand-alone power solution integrating a diesel generator and our UPS. PowerHouse systems typically include our UPS products with other related equipment including switchboards and automatic transfer switches; monitoring and control systems; fire detection; lighting; security; and air conditioning.

We also integrate and build modular IT infrastructure solutions. These solutions are typically enclosures that have a fully built out interior including electrical, cooling, monitoring, and other elements ready for the customer to add its IT racks and servers. We manufacture variations of modular IT systems with and without our UPS products. These modular IT solutions serve as the physical infrastructure for modular data center products which are self-contained, fully functioning data centers once the customer adds its IT equipment. These products can be deployed rapidly and at a lower cost than traditional brick-and-mortar solutions.

We offer worldwide customer support services, including hardware and software maintenance, on all Active Power products, and other professional services such as assessment, implementation and lifecycle support for our customers’ infrastructure projects.

We are headquartered in Austin, Texas, with international offices in the United Kingdom, Germany, and China.

We are focused on increasing bookings and backlog, improving operational efficiencies, and controlling costs. Our efforts to grow the business will be supported through:

•	continued expansion of our sales distribution network worldwide;

•	diversifying our revenue stream through pursuing health care and industrial applications where our UPS and MIS products are uniquely suited; and

•	reinforcing our value proposition with customers.

We will also look for ways to strengthen our operating base and lower our overall cost structure.

Corporate Information

We were founded as a Texas corporation in 1992 and reincorporated in Delaware in 2000 prior to our initial public offering. Our principal executive offices are located at 2128 W. Braker Lane, BK12, Austin, Texas 78758 and our telephone number at that address is (512) 836-6464.  Our website address is www.activepower.com and we make our periodic and current reports that are filed with the Commission available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Information contained on our website does not constitute part of this prospectus.

As used in this prospectus, “we,” “us,” “Active Power,” “Company” and “our” refer to Active Power, Inc., a Delaware corporation.

We own the registered trademarks ACTIVE POWER, CLEANSOURCE, POWERHOUSE and DRIVEN BY MOTION in the United States and abroad. The ACTIVE POWER logo is a trademark of Active Power, Inc. All other trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.

The Securities We May Offer

We may offer up to $38,500,000 of common stock, preferred stock, depositary shares, warrants and/or units in one or more offerings and in any combination.  This prospectus provides you with a general description of the securities we may offer.  A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of the securities we determine to offer.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible or exercisable into our common stock.  Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders.  Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.  The holders of common stock have no preemptive rights.  Currently, we do not pay a dividend and do not anticipate paying cash dividends in the foreseeable future.

Preferred Stock and Depositary Shares

Under the terms of our restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We do not have any shares of our preferred stock, depositary shares or depositary receipts presently outstanding.

Warrants

We may issue warrants for the purchase of common stock or preferred stock.  We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Prior to making a decision about investing in our securities, you should consider carefully the specific risks, uncertainties and assumptions discussed under the heading “Risk Factors” in the applicable prospectus supplement and in any free writing prospectus, and under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement and free writing prospectus related to a particular offering.  The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause you to lose all or part of your investment in the offered securities. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and any free writing prospectus and the information incorporated by reference in this prospectus and each prospectus supplement and related free writing prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements about historical or current facts, including, without limitation, statements about our business strategy, plans, and objectives of management and our future prospects, are forward-looking statements. These include, among other things, statements regarding:

•our expectations that we can increase bookings and backlog;
•our belief that we can improve operational efficiencies;
•our ability to control our future expenses;
•our ability to expand our sales distribution network;
•our ability to diversify our revenue stream through sales to healthcare and industrial applications;
•our future anticipated working capital needs;
•our ability to raise additional cash if needed to fund our operations;
•anticipated levels of bookings and revenue;
•our ability to improve inventory turns and factory utilization;
•expected fluctuations in currency exchange rates; and
•our expectation that seasonal trends will continue.

You can identify forward-looking statements by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “seek,” “continue,” and other similar words.  You should read statements that contain these words carefully because they discuss our future expectations, make projections of our future results of operations or financial condition, or state other “forward-looking” information. Those statements appear in this prospectus, any accompanying prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.  These forward-looking statements are subject to risks, uncertainties and assumptions about our business that could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, including, without limitation, on any current report on Form 8-K. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.  New information, future events or risks could cause the forward-looking events we discuss in this report not to occur.

You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents we have filed with the SEC that are incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement or any related free writing prospectus, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.  As a result, unless otherwise indicated in the prospectus supplement or any related free writing prospectus, our management will have broad discretion to allocate the net proceeds of the offerings.  Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 40,000,000 shares of common stock with a $0.001 par value per share, and 2,000,000 shares of preferred stock with a $0.001 par value per share.  Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2016, there were 23,110,059 shares of common stock issued and outstanding.

The following is a summary of the material provisions of the common stock and preferred stock provided for in our restated certificate of incorporation and amended and restated bylaws.  For additional detail about our capital stock, please refer to our restated certificate of incorporation and amended and amended and restated bylaws, each available as described under the heading “Where You Can Find More Information.”

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available for that purpose. Currently, we do not pay a dividend and do not anticipate paying cash dividends in the foreseeable future. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our restated certificate of incorporation, our board of directors has the authority, without action by our stockholders, to designate and issue up to 2,000,000 shares of preferred stock in one or more series. Of these authorized shares of preferred stock, 80,000 shares have been designated as “Series A Junior Participating Preferred Stock,” the rights, preferences and privileges of which are set forth in the Certificate of Designation of Series A Junior Participating Preferred Stock of Active Power filed with the Secretary of State of Delaware on December 18, 2001. The shares of Series A Junior Participating Preferred Stock were issuable upon exercise of certain rights under the Rights Agreement dated December 13, 2001 between us and EquiServe Trust N.A. All such rights, as well as the Rights Agreement, have expired and were terminated by the terms of the Rights Agreement.  The board of directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. Under the terms of our restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.  There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•
the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•
the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•
the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of shares of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing additional preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

Preferred stock will be fully paid and nonassessable upon issuance.

This description of the terms of the preferred stock is not complete and will be subject to and qualified by the certificate of designation relating to any applicable series of preferred stock.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law and our currently in effect restated certificate of incorporation and amended and restated bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our currently in effect restated certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions. In accordance with our currently in effect amended and restated bylaws, directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only with cause, which may deter a potential acquirer from gaining control of our board of directors by removing incumbent directors or increasing the number of directors and then filling the vacancies with its own nominees.

Our currently in effect amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our amended and restated bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our currently in effect amended and restated bylaws provide that a special meeting of stockholders may be called only by our board of directors or by the written request of one or more stockholders holding shares in the aggregate entitled to cast not less than 20% of the votes at that meeting. Because our stockholders are limited in their right to call a special meeting, a stockholder may not be able to force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to such time as a majority of the board of directors or a 20% stockholder group believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Our currently in effect restated certificate of incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholder’s actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a stockholders’ meeting. The holder would have to obtain the consent of a majority of the board of directors to call a stockholders’ meeting and satisfy the notice periods determined by the board of directors.

In addition to any other vote required by law, certain provisions of our restated certificate of incorporation relating to the classification of directors and appointment of directors to fill vacancies, limitation of stockholder actions taken by written consent and ability to amend the restated certificate of incorporation may be amended only by the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then outstanding shares of our company entitled to vote. Our amended and restated bylaws may be amended by our board of directors or by the affirmative vote of the holders of a majority of the outstanding voting shares at any regular meeting of the stockholders or of our board of directors or at any special meeting of the stockholders or of our board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 59 Maiden Lane, Plaza Level, New York, New York 10038.

Listing

Our common stock is listed on The NASDAQ Capital Market under the trading symbol “ACPW.”

DESCRIPTION OF THE DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock.  If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement and in any related free writing prospectus.  Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share.  These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts.  The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement.  Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement and free writing prospectus for any issuance of depositary shares.  We urge you to refer to the forms of the deposit agreement, our restated certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock and will be available as described under the heading “Where You Can Find More Information.”

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date.  The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

For a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution.  If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement and in any related free writing prospectus.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary.  Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed.  The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement and any related free writing prospectus, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock.  Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares.  The record date for the depositary will be the same date as the record date for the preferred stock.  The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions.  We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions.  The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued.  Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us.  However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares.  The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement.  We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts.  If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock.  In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement.  Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement.  Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished.  The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

The depositary may resign at any time by delivering a notice to us.  We may remove the depositary at any time.  Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.  The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.  The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $100,000,000.

Federal income tax consequences

Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares.  As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock.  No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares.  The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged.  The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our preferred stock or common stock, or any combination thereof.  Warrants may be issued independently or together with our preferred stock or common stock and may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The warrant agent will act solely as our agent in connection with the warrants.  The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  This summary of certain provisions of the warrants is not complete.  For the terms of a particular series of warrants, you should refer to the prospectus supplement and any free writing prospectus for that series of warrants and the warrant agreement for that particular series. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants and will be available as described under the heading “Where You Can Find More Information.”

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement and any free writing prospectus relating to the units being offered. The prospectus supplement or any related free writing prospectus will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement and related free writing prospectus are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods.  The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.  The prospectus supplement or related free writing prospectus will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise indicated in the prospectus supplement and any related free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly.  In this case, no underwriters or agents would be involved.  Such securities may also be sold through agents designated from time to time.  The prospectus supplement or related free writing prospectus will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us.  Unless otherwise indicated in the prospectus supplement or any related free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The terms of any such sales will be described in the prospectus supplement.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement or any related free writing prospectus states otherwise, each series of offered securities will be a new issue and will have no established trading market.  We may elect to list any series of offered securities on an exchange.  Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities.  These derivatives may consist of short sale transactions and other hedging activities.  The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents.  The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means.  Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold.  These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors.  The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Vinson & Elkins L.L.P., Austin, Texas.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet.  These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.activepower.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement and related free writing prospectus.  We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 23, 2016 (including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for our 2016 Annual Meeting of Stockholders, filed on March 16, 2016);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed on April 26, 2016;

•	our Current Reports on Form 8-K filed on January 26, 2016, February 5, 2016, February 16, 2016, and April 26, 2016; and

•
the description of our common stock contained in our Registration Statement No. 000-30939 on Form 8-A12G filed on June 30, 2000, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1, as amended (File No. 333-36946), including any amendment or report filed with the SEC for purposes of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.  Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Active Power, Inc.
2128 W. Braker Lane, BK 12,
Austin, Texas  78758
Attn: Investor Relations

You may also access the documents incorporated by reference in this prospectus through our website at www.activepower.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$38,500,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

PROSPECTUS

, 2016

Part II

Information Not Required in the Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered:

Securities and Exchange Commission registration fee	$3,877
NASDAQ Capital Market listing fee	*
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving	*
Fees and expenses of the transfer agent	*
Miscellaneous	*
Total	*

*	To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended.

Item 15.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Our restated certificate of incorporation contains provisions that eliminate, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, the liability of any director may only be further eliminated or limited), the personal liability of directors and officers for monetary damages for (a) any breach of the director’s duty of loyalty to our company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived any improper personal benefit. Our restated certificate of incorporation and amended and restated bylaws provide that the registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the Delaware General Corporation Law; provided, however, that we may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our board of directors, or (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in our company under the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We also maintain insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as officers and directors of our company.

The above discussion of Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation and our amended and restated bylaws, the indemnification agreements and our maintenance of directors’ and officers’ liability insurance is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents. See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To the extent that the securities are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 26, 2016.

ACTIVE POWER, INC.

By:	/s/ MARK A. ASCOLESE
Mark A. Ascolese
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Ascolese and James A. Powers, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

S-1

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK A. ASCOLESE	President and Chief Executive Officer	April 26, 2016
Mark. A. Ascolese	(principal executive officer)

/s/ JAMES A. POWERS	Vice President—Finance, Chief Financial Officer (principal financial and accounting officer)	April 26, 2016
James A. Powers

/s/ STEPHEN J. CLEARMAN	Director	April 26, 2016
Stephen J. Clearman

/s/ JAMES E. DEVENNY III	Director	April 26, 2016
James E. deVenny III

/s/ DARYL DULANEY	Chairman of the Board of Directors	April 26, 2016
Daryl Dulaney

/s/ ROBERT S. GREENBERG	Director	April 26, 2016
Robert S. Greenberg

/s/ T. PATRICK KELLY	Director	April 26, 2016
T. Patrick Kelly

/s/ PETER GROSS	Director	April 26, 2016
Peter Gross

/s/ STEVEN SAMS	Director	April 26, 2016
Steven Sams

S-2

Exhibit Index

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

1.2	Form of Subscription Agreement

3.1	Active Power, Inc. Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to Active Power’s Quarterly Report on Form 10-Q filed on August 1, 2014)

3.2	Active Power, Inc. Second Amended and Restated Bylaws (filed as Exhibit 3.2 to Active Power’s Current Report on Form 8-K filed on April 26, 2016)

4.1	Specimen certificate for shares of Common Stock (filed as Exhibit 4.1 to Active Power’s IPO Registration Statement on Form S-1 (SEC File No. 333-36946))

4.2	See Exhibits 3.1 and 3.2 for provisions of the Restated Certificate of Incorporation and Amended and Restated Bylaws of the registrant defining the rights of holders of common stock

4.3	Form of Certificate of Designation*

4.4	Form of Preferred Stock Certificate*

4.5	Form of Deposit Agreement*

4.6	Form of Depositary Receipt (included in Exhibit 4.9)

4.7	Form of Warrant Agreement*

4.8	Form of Warrant Certificate*

4.9	Form of Unit Agreement*

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.